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                                                                   EXHIBIT 99(c)

TEXAS  UTILITIES  COMPANY
ENERGY PLAZA o 1601 BRYAN STREET o DALLAS, TEXAS 75201 o (214) 812-4600
                                                                         News
                                                                         Release
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                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

              INCREASED TEXAS UTILITIES OFFER FOR THE ENERGY GROUP

         DALLAS, TEXAS - MARCH 3, 1998 - Texas Utilities Company (NYSE:TXU) announces an increased offer of 840 pence per Energy Group share, a premium of 20 pence per Energy Group share to PacifiCorp's increased offer. Texas Utilities is acquiring Energy Group shares in the United Kingdom market in accordance with normal United Kingdom practice.

         A further announcement, containing details of Texas Utilities' increased offer will be made in due course.

         Texas Utilities Company is an investor-owned holding company for energy service companies engaged in domestic and international electric and natural gas utility services, energy marketing, telecommunications, and other energy-related services.

                                   - E N D -





FOR ADDITIONAL INFORMATION

FINANCIAL COMMUNITY CONTACT:          DAVID ANDERSON           TIM HOGAN
                                      214/812-4641       OR    214/812-2756
                                      DANDERSON@TU.COM         THOGAN@TU.COM



GENERAL NEWS MEDIA CONTACT:           CAROL PETERS             214-812-5924
                                      JOAN HUNTER              214-812-4071